Exhibit 99.1

EMERGE INTERACTIVE REACHES AGREEMENT FOR NEW

PRIVATE PLACEMENT FINANCING

SEBASTIAN, FL, January 23, 2006 – eMerge Interactive, Inc. (NASDAQ: EMRG), a technology company focusing on the agricultural, foodservice and healthcare industries, today announced that it reached an agreement on January 19, 2006 for the private placement of common stock and warrants with an investor, as well as the exercise of an existing warrant, to raise $3.2 million in gross proceeds. As part of this transaction, eMerge will sell 8,000,000 common shares at a price of $0.36 per share and issue 5-year warrants to purchase an additional 5,000,000 common shares at an exercise price per share equal to 110% of the closing market price on the day prior to the transaction closing date. In addition, the investor has agreed to exercise an existing warrant to purchase approximately 800,000 shares of common stock at a reduced exercise price of $0.36 per share, resulting in additional proceeds of approximately $300,000. The transaction is expected to close in the next 15 days and is subject to customary closing conditions.

“We are pleased that this transaction will increase our working capital and strengthen our balance sheet, and we believe it should address our previously disclosed liquidity concerns for 2006,” stated David C. Warren, eMerge’s President and Chief Executive Officer. Mr. Warren added, “It will also allow us to continue our process of evaluating alternative strategies concerning liquidity and shareholder value, including potential capital sources, investors, acquirers, licensees, and merger partners, for all or part of our business. Without increasing revenue from operations or implementing one of the alternative strategies described above, additional liquidity may become an issue in the future.”

These securities have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. eMerge has agreed to file a registration statement with respect to the resale of the shares. This news release is not an offer to sell or the solicitation of an offer to buy the securities discussed herein.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural, foodservice and healthcare industries. The Company is developing a broad portfolio of VerifEYE™ contamination detection systems, for use in the foodservice and healthcare markets. The Company’s agricultural products include CattleLog™, a USDA-approved Process Verified Program providing individual-animal data collection and reporting that enables livestock tracking, verification and branding. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including our ability to implement our business strategy, the rate of adoption of our products and services, our ability to indentify strategic alternatives and additional sources of liquidity on acceptable terms, the acceptance by our customers of electronic commerce as a means of conducting business, our ability to grow revenue and margins, our ability to implement our expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.

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